UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010
(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2010, the Board of Directors of TransAct Technologies Incorporated (“TransAct”) promoted Steven A. DeMartino, age 40, to President, Chief Financial Officer, Treasurer and Secretary.  Prior to Mr. DeMartino’s promotion, Bart C. Shuldman, Chairman and Chief Executive Officer held the title of President.  Mr. Shuldman relinquished the President title, effective June 1, 2010, to focus on new products and markets, international expansion and potential acquisitions.  In addition to Mr. DeMartino’s current role overseeing TransAct’s finance and information technology functions, Mr. DeMartino will now oversee the Company's operations and human resources functions.

Effective June 1, 2010, the Board of Directors of TransAct also promoted Tracey S. Chernay, age 50, to Executive Vice President – Sales and Marketing.  Prior to Ms. Chernay’s promotion, she held the position of Senior Vice President – Sales and Marketing.  In her new role, Ms. Chernay will be leading TransAct's efforts to combine the Company's printer sales with the Company's consumables, service and web sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: June 1, 2010